Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report on Form 10-QSB of Maximum Awards, Inc. (the "Company") for the for the quarterly period ended September 30, 2005 filed with the Securities and Exchange Commission (the "Report"), I, Maxwell Thomas, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and consolidated results of operations of the Company for the periods presented.

Dated: November 17, 2005


By: /s/ Maxwell Thomas
    ------------------
    Chief Executive Officer and
    Chief Financial Officer



This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Reitler Brown & Rosenblatt LLC and will be retained by Reitler Brown & Rosenblatt LLC and furnished to the Securities and Exchange Commission or its staff upon request.